As filed with the Securities and Exchange Commission on April 20, 2010
Registration Nos. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	13-1166910
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Madison Avenue
New York, New York 10016
(212) 381-3500
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Mark D. Fischer, Esq.
Senior Vice President,
General Counsel and Secretary
200 Madison Avenue
New York, New York 10016
(212) 381-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew J. Nussbaum, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Maximum Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit	Offering Price	Fee
Debt Securities	(1)	(1)	(1)	(2)
Common Stock, par value $1.00 per share	(1)	(1)	(1)	(2)
Preferred Stock, par value $100 per share	(1)	(1)	(1)	(2)
Total	(1)	(1)	(1)	(2)

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock and such indeterminate principal amount of debt securities, which may be senior or subordinated, convertible or non-convertible, secured or unsecured, of the registrant as may from time to time be offered by the company or selling stockholders at indeterminate prices and as may be issuable upon the conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of the registration fee required in connection with this registration statement.

PROSPECTUS

PHILLIPS-VAN HEUSEN CORPORATION

Debt Securities
Preferred Stock
Common Stock

We may issue from time to time debt securities, preferred stock or common stock, and we or any selling security holders may offer and sell these securities from time to time in one or more offerings.

We will provide additional terms of our securities in one or more prospectus supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities.

We and any selling security holders may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “PVH.”

You should consider carefully the “Risk Factors” described on page 3 and in any applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is April 20, 2010.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any written communication from us or any underwriter specifying the final terms of a particular offering. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus, any prospectus supplement or any written communication from us or any underwriter specifying the final terms of a particular offering is accurate as of any date other than the date on its cover page or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, under a “shelf” registration process. Using this process, we or selling security holders may offer the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or selling security holders may offer.

Each time we use this prospectus to sell securities, we will provide a prospectus supplement. The prospectus supplement will describe the specific terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement, as well as the additional information in the documents described below under the heading “Where You Can Find More Information” and “Incorporation By Reference.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

If there is any inconsistency between the information set forth in this prospectus and any prospectus supplement, you should rely on the information set forth in the prospectus supplement.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

As used in this prospectus, “we,” “us” and “our” and similar terms mean Phillips-Van Heusen Corporation and its subsidiaries, unless the context indicates otherwise. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-732-0330. The SEC also maintains a website at http://www.sec.gov that contains information we file electronically with the SEC. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus does not contain all of the information set forth in the registration statement or in the exhibits and schedules thereto, in accordance with the rules and regulations of the SEC, and we refer you to that omitted information. The statements made in this prospectus pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and we qualify those statements in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement and its exhibits and schedules are available at the SEC’s public reference room or through its website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus and information we subsequently file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act

of 1934 (File Number 001-07572) (excluding information deemed to be furnished and not filed with the SEC) after the date of this prospectus. The documents we incorporate by reference are:

•	our annual report on Form 10-K for the fiscal year ended January 31, 2010; and

•	our current reports on Form 8-K filed with the SEC on March 16, 2010, April 5, 2010, April 8, 2010, April 13, 2010 and April 16, 2010.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this prospectus, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus incorporates. You may request copies by visiting our website at http://www.pvh.com, or by writing or telephoning us at the following:

Phillips-Van Heusen Corporation
200 Madison Avenue
New York, New York 10016
Attention: Secretary
Telephone: (212) 381-3500

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Forward-looking statements made in this prospectus, including the information we incorporate by reference, including, without limitation, statements relating to our future revenue, cash flows, plans, strategies, objectives, expectations and intentions are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) the levels of sales of our apparel, footwear and related products, both to our wholesale customers and in our retail stores, the levels of sales of our licensees at wholesale and retail, and the extent of discounts and promotional pricing in which we and our licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by our licensors and other factors; (iii) our plans and results of operations will be affected by our ability to manage our growth and inventory, including our ability to continue to develop and grow the Calvin Klein businesses in terms of revenue and profitability; (iv) our operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit our ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, our ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where our products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where our or our licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers limit or cease shopping in order to avoid exposure or become ill; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity, into us with no substantial adverse affect on the acquired entity’s or our existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of our licensees to market successfully licensed products or to preserve the value of our brands, or their misuse of our brands and (viii) other risks and uncertainties indicated from time to time in our filings with the SEC.

These factors are not necessarily all the important factors that could affect us. We do not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue or cash flows, whether as a result of the receipt of new information, future events or otherwise.

ABOUT PHILLIPS-VAN HEUSEN CORPORATION

We are one of the largest apparel companies in the world, with a heritage dating back over 125 years. We design and market nationally recognized branded dress shirts, neckwear, sportswear and, to a lesser extent, footwear and other related products. Additionally, we license our owned brands over a broad range of products. We market our brands at multiple price points and across multiple channels of distribution, allowing us to provide products to a broad range of consumers, while minimizing competition among our brands and reducing our reliance on any one demographic group, merchandise preference or distribution channel. Our licensing activities, principally our Calvin Klein business, diversify our business model by providing us with a sizeable base of profitable licensing revenues.

We were incorporated in the State of Delaware in 1976 as the successor to a business begun in 1881. Our footwear business is the successor to G.H. Bass & Co., a business begun in 1876, our Arrow business is the successor to the original Cluett, Peabody & Co., a business begun in 1851, and our neckwear business is the successor to a business begun in 1873.

Our fiscal years are based on the 52-53 week period ending on the Sunday closest to February 1 and are designated by the calendar year in which the fiscal year commences. References to a year are to our fiscal year, unless the context requires otherwise. Our 2009 year commenced on February 2, 2009 and ended on January 31, 2010; 2008 commenced on February 4, 2008 and ended on February 1, 2009; and 2007 commenced on February 5, 2007 and ended on February 3, 2008.

Our principal executive offices are located at 200 Madison Avenue, New York, New York 10016; our telephone number is (212) 381-3500. We maintain a website at http://www.pvh.com. The information on our website is not incorporated by reference into this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other SEC filings filed after such Annual Report. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

RATIO OF EARNINGS TO FIXED CHARGES

The table below presents our ratio of earnings to fixed charges and our ratio of earnings to fixed charges and preference security dividends for each of the periods indicated:

	Fiscal Year					Pro Forma
	2005	2006	2007	2008	2009	2009(1)

Ratio of earnings to fixed charges	3.6x	4.6x	4.9x	2.8x	3.6x	1.6x
Ratio of earnings to fixed charges and preference security dividends	2.2x	3.5x	4.9x	2.8x	3.6x	1.6x

(1)	Reflects the proposed acquisition of Tommy Hilfiger B.V. and the incurrence and repayment of debt in connection therewith.

The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the estimated interest component of rent expense.

The ratio of earnings to fixed charges and preference security dividends is computed by dividing fixed charges plus the amount of pre-tax earnings required to pay the dividends on outstanding preference securities into earnings before income taxes plus fixed charges.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of securities in the manner and for the purposes set forth in the applicable prospectus supplement.

Pending any specific application, we may initially invest those funds as we deem appropriate.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities which may be issued from time to time by us under this prospectus. The particular terms relating to each debt security will be set forth in a prospectus supplement.

General

Subject to compliance with our other existing indebtedness, we may issue from time to time debt securities under one or more indentures (each of which we refer to herein as the “indenture”) to be entered into between us and U.S. Bank National Association, as trustee. Subject to certain limitations contained therein, each indenture will not limit the amount of debt securities that we may issue thereunder.

The debt securities will be our direct obligations, which can be secured or unsecured. The debt securities will either rank as senior debt or subordinated debt, and may be issued either separately or together with, or upon the conversion of, or in exchange for, other securities. Our ability to meet our obligations under the debt securities, including payment of principal and interest on the notes, depends on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or advance or repay funds to us. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain from our subsidiaries cash that we need to pay our debt service obligations, including payments on the debt securities. Holders of the debt securities will be structurally subordinated to the creditors, including trade creditors, of any of our subsidiaries.

We have summarized certain general features of the debt securities below. You should read the applicable indenture for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed the form of the indenture with the SEC as an exhibit to this registration statement, and we will include the applicable final indenture and any other instrument establishing the terms of the debt securities we offer as exhibits to a filing we will make with the SEC in connection with the offering of such debt securities. Please read the section under the heading “Where You Can Find More Information.”

Terms Applicable to Debt Securities

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the subordination provisions and the applicable definition of “senior indebtedness”;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities will be guaranteed;

•	any limit on the total principal amount of the debt securities and the ability to issue additional debt securities of the same series;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any covenants or restrictions on us or our subsidiaries;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity;

•	the denominations in which we may issue the debt securities;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments on the debt securities will be payable by reference to any index or formula;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	provisions relating to discharge and covenant defeasance and legal defeasance and any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	the events of default applicable to the debt securities;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to form, registration, exchange and transfer;

•	the designation of agents with respect to the debt securities;

•	modification, waiver and amendment provisions;

•	any terms for the conversion or exchange of the debt securities for other securities issued by us; and

•	any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

We may sell debt securities at a discount below their stated principal amount. Any such discount may be substantial. Debt securities we sell may bear no interest or may bear interest at a rate that at the time of issuance is above or below market rates.

Governing Law

The laws of the State of New York will govern the indentures and the debt securities, without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Trustee

U.S. Bank National Association will be the trustee under the indentures. U.S. Bank National Association is also the trustee under the indenture governing our 7 1/4% senior notes due 2011 and our 8 1/8% senior notes due 2013.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depository arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 240,000,000 shares of common stock, $1 par value per share, and 150,000 shares of preferred stock, $100 par value per share. The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our certificate of incorporation and by-laws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law.

Common Stock

As of April 16, 2010, there were 52,134,947 shares of common stock outstanding. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, including the election of directors. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of common stock do not have preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Our outstanding shares of common stock are listed on the New York Stock Exchange and trade under the symbol “PVH.” Any additional shares of common stock we offer and sell under this prospectus and related prospectus supplements will also be listed on the New York Stock Exchange.

Preferred Stock

No shares of preferred stock are currently outstanding. Our board of directors has the authority, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control of us without further action by the stockholders;

The prospectus supplement relating to any series of preferred stock we offer under this prospectus will discuss specific terms relating to the offering. These terms will include some or all of the following:

•	the series designation of the preferred stock;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any liquidation preference;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or repurchase the preferred stock;

•	any terms for the conversion or exchange of the preferred stock for any other securities;

•	any voting rights; and

•	any other powers, preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

Any preferred stock we offer and sell will be fully paid and nonassessable.

Limitation on Directors’ Liability

Our certificate of incorporation limits the liability of our directors to us or our stockholders such that no member of our board of directors will be personally liable for monetary damages for any breach of the member’s fiduciary duty as a director, except for liability:

•	for any breach of the member’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware General Corporation Law (for unlawful payments of dividends or unlawful stock repurchases or redemptions); and

•	for any transaction from which the member derived an improper personal benefit.

This provision could have the effect of discouraging or deterring our stockholders from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited our stockholders and us. Our by-laws provide that we must indemnify any person to the full extent permitted by the Delaware General Corporation Law, the law of the state in which we are incorporated, and we have entered into agreements with each of our directors which provide them with contractual rights of indemnification consistent with our bylaws.

Delaware Anti-Takeover Law and Certain Charter and By-Law Provisions

Provisions of Delaware law and our certificate of incorporation and by-laws could make the following more difficult:

•	the acquisition of us by means of a tender offer;

•	the acquisition of us by means of a proxy contest or otherwise; or

•	the removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Delaware Anti-Takeover Law.  We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

No Cumulative Voting.  Our certificate of incorporation and by-laws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock.  The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

Super-Majority Vote Requirements.  Our certificate of incorporation requires that the affirmative vote of not less than 80% of our outstanding stock entitled to vote shall be required for (i) mergers or consolidations, (ii) certain sales, leases, exchanges, mortgages or pledges of our assets or (iii) issuances or transfers of any of our voting securities having a fair market value of more than $1,000,000, in any such case, involving the “beneficial owner” of 5% or more of our outstanding stock entitled to vote in elections of directors. These special voting requirements do not apply to (a) any transaction consistent in all material respects with a memorandum of understanding approved by our board of directors prior to the time such person shall have become the beneficial owner of 5% or more of our outstanding stock entitled to vote in elections of directors or (b) any transaction if we beneficially own a majority of the outstanding stock entitled to vote in elections of directors of such 5% beneficial owner. Our certificate of incorporation also requires that our by-laws may not be adopted, altered, amended, changed or repealed by our stockholders except by the affirmative vote of not less than 80% of our outstanding stock entitled to vote in the election of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

PLAN OF DISTRIBUTION

We or selling security holders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had with us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

In addition, we or any selling security holder may enter into option, share lending or other types of transactions that require us or such selling security holder to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or any selling security holder may enter into hedging transactions with respect to our securities. For example, we or such selling security holder may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we or any selling security holders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we or selling security holders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we or any selling security holders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We or any selling security holder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or any selling security holders pay for solicitation of these delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or any selling security holders. Any remarketing firm will be identified and the terms of its agreements, if any, with us or any selling security holders and its compensation will be described in the applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled to indemnification by us and by any selling security holder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or any selling security holder in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities other than the common stock may or may not be listed on a national securities exchange and no assurance can be given that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Wachtell, Lipton, Rosen & Katz, New York, New York, will issue an opinion about the legality of any common stock, preferred stock or debt securities we offer through this prospectus. Any underwriters will be advised about issues relating to any offering by their own legal counsel, which counsel shall be specified in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2010, and the effectiveness of our internal control over financial reporting as of January 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The audited historical special purpose consolidated financial statements of Tommy Hilfiger B.V., included in our Current Report on Form 8-K, dated April 13, 2010, have been so incorporated in reliance on the reports of PricewaterhouseCoopers Accountants N.V., independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth expenses payable by the registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$	*
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Fees and expenses of trustee and counsel		**
Rating agency fees		**
Miscellaneous expenses		**

Total	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.	Indemnification of Directors and Officers.

Our by-laws provide that we must indemnify any person to the full extent permitted by the Delaware General Corporation Law, the law of the state in which we are incorporated. Section 145 of the Delaware General Corporation Law empowers a corporation, within certain limitations, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any action, suit or proceeding to which the person is a party by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, the person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, our Certificate of Incorporation provides for a director or officer to be indemnified unless his or her acts (i) constituted a breach of his fiduciary duties to us or our stockholders, (ii) were committed in bad faith or were the result of intentional misconduct or a knowing violation of law, (iii) resulted in liability under Section 174 of the Delaware General Corporation Law or (iv) resulted in an improper personal benefit. We also have in effect directors’ and officers’ liability insurance.

Item 16.	Exhibits.

Exhibit
No.		Description

1	.1*	Form of Underwriting Agreement.
3.1		Certificate of Incorporation, dated April 2, 1976 (incorporated by reference to Exhibit 5 to our Annual Report on Form 10-K for the fiscal year ended January 29, 1977).
3.2		Amendment to Certificate of Incorporation, dated June 27, 1984 (incorporated by reference to Exhibit 3B to our Annual Report on Form 10-K for the fiscal year ended February 3, 1985).
3.3		Certificate of Designation of Series A Cumulative Participating Preferred Stock, dated June 10, 1986 (incorporated by reference to Exhibit A of the document filed as Exhibit 3 to our Quarterly Report on Form 10-Q for the period ended May 4, 1986).
3.4		Amendment to Certificate of Incorporation, dated June 2, 1987 (incorporated by reference to Exhibit 3(c) to our Annual Report on Form 10-K for the fiscal year ended January 31, 1988).
3.5		Amendment to Certificate of Incorporation, dated June 1, 1993 (incorporated by reference to Exhibit 3.5 to our Annual Report on Form 10-K for the fiscal year ended January 30, 1994).
3.6		Amendment to Certificate of Incorporation, dated June 18, 1996 (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the period ended July 28, 1996).
3.7		Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Phillips-Van Heusen Corporation, dated February 10, 2003 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on February 26, 2003).
3.8		Corrected Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Phillips-Van Heusen Corporation, dated April 17, 2003 (incorporated by reference to Exhibit 3.9 to our Annual Report on Form 10-K for the fiscal year ended February 2, 2003).
3.9		Certificate of Amendment of Certificate of Incorporation, dated June 13, 2006 (incorporated by reference to Exhibit 3.9 to our Quarterly Report on Form 10-Q for the period ended May 6, 2007).
3.10		Certificate Eliminating Reference to Series B Convertible Preferred Stock from Certificate of Incorporation of Phillips-Van Heusen Corporation, dated June 12, 2007 (incorporated by reference to Exhibit 3.10 to our Quarterly Report on Form 10-Q for the period ended May 6, 2007).
3.11		Certificate Eliminating Reference To Series A Cumulative Participating Preferred Stock from Certificate of Incorporation, dated September 28, 2007 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K, filed on September 28, 2007).
3.12		By-laws of Phillips-Van Heusen Corporation, as amended through April 30, 2009 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on May 5, 2009).
4.1		Specimen of Common Stock certificate (incorporated by reference to Exhibit 4 to our Annual Report on Form 10-K for the fiscal year ended January 31, 1981).
4.2		Form of Indenture relating to the Debt Securities.
4.3		Form of Note (incorporated by reference to Exhibit 4.2).
5.1		Opinion of Wachtell, Lipton, Rosen & Katz.
12.1		Statement showing computation of ratios of earnings to fixed charges.
23.1		Consent of Ernst & Young LLP.
23.2		Consent of PricewaterhouseCoopers Accountants N.V.
23.3		Consent of Wachtell, Lipton, Rosen & Katz (incorporated by reference to Exhibit 5.1).
24.1		Powers of Attorney (included on signature page).
25.1		Statement of Eligibility of U.S. Bank National Association under the Indenture on Form T-1.

*	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 20, 2010.

PHILLIPS-VAN HEUSEN CORPORATION

By:	/s/ Emanuel Chirico
Emanuel Chirico
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark D. Fischer and Pamela N. Hootkin, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of the registrant, to sign any and all amendments (including post-effective amendments) to this registration statement or supplements thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all documents or instruments necessary or appropriate to enable the registrant to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 20, 2010.

Signature	Title

/s/ Emanuel Chirico Emanuel Chirico	Chief Executive Officer; Director (Principal Executive Officer)

/s/ Michael Shaffer Michael Shaffer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Bruce Goldstein Bruce Goldstein	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Mary Baglivo Mary Baglivo	Director

/s/ Edward H. Cohen Edward H. Cohen	Director

Signature	Title

/s/ Joseph B. Fuller Joseph B. Fuller	Director

/s/ Margaret L. Jenkins Margaret L. Jenkins	Director

/s/ Bruce Maggin Bruce Maggin	Director

/s/ V. James Marino V. James Marino	Director

/s/ Henry Nasella Henry Nasella	Director

/s/ Rita M. Rodriguez Rita M. Rodriguez	Director

/s/ Craig Rydin Craig Rydin	Director